EXHIBIT (8)(a)(5)

AMENDMENT TO AGREEMENTS (AIM/INVESCO CONFIDENTIAL INFORMATION)

AMENDMENT OF AGREEMENTS

This amendment (the Amendment) to the agreements (individually, the “Agreement, collectively, the “Agreements) identified in Attachment A, attached hereto, is effective as of March 1, 2012.

1.	A new section, numbered consecutively, is added to each Agreement as follows:

Confidential Information.

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party (ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement. Each party further agrees to provide the owner with a copy of its plan to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

2.	All other terms and provisions of the Agreements not amended herein shall remain in full force and effect.

In WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

INVESCO DISTRIBUTORS, INC.

By:	/s/ John S. Cooper
Name:	John S. Cooper
Title:	President

INVESCO INVESTMENT SERVICES, INC.

By:	/s/ William J. Galvin
Name:	William J. Galvin
Title:	President

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

AIM FUNDS GROUP (INVESCO FUNDS GROUP)

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

AIM GROWTH SERIES (INVESCO GROWTH SERIES)

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

ATTACHMENT A

Retail:

1. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), AIM Equity Funds (now known as AIM Equity Funds (Invesco Equity Funds)), and AIM Distributors, Inc. (now known as Invesco Distributors, Inc.), dated October 11, 2002.

2. Sub-Accounting Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and AIM Fund Services, Inc. (now known as Invesco Investment Services, Inc.), dated October 11, 2002.

3. Participation Agreement ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), AIM Equity Funds (now known as AIM Equity Funds (Invesco Equity Funds)), and AIM Distributors, Inc. (now known as Invesco Distributors, Inc.), dated October 11, 2002.

4. Sub-Accounting Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and A I M Fund Services, Inc. (now known as Invesco Investment Service, Inc.), dated October 11, 2002.

5. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), AIM Funds Group (now known as AIM Funds Group (Invesco Funds Group), and AIM Distributors, Inc. (now known as Invesco Distributors, Inc.), dated October 11, 2002.

6. Sub-Accounting Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and A I M Fund Services, Inc. (now known as Invesco Investment Services, Inc.), dated October 11, 2002.

7. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), AIM Funds Group (now known as AIM Fund Group (Invesco Funds Group)), and A I M Distributors, Inc. (now known as Invesco Distributors, Inc.), dated October 11, 2002.

8. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and A I M Distributors, Inc. (now known as Invesco Distributors, Inc.) and AIM Growth Series (now known as AIM Growth Series (Invesco Growth Series)), dated March 1, 2005.

9. Sub-Accounting Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and A I M Investment Services, Inc. (now known as Invesco Investment Services Inc.), dated March 1, 2005.

10. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and A I M Distributors, Inc. (now known as Invesco Distributors, Inc.), and AIM Growth Series (now known as AIM Growth Series (Invesco Growth Series)), dated March 1, 2005.

11. Sub-Accounting Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and A I M Investment Services, Inc. (now known as Invesco Investment Services, Inc.), dated March 1, 2005.

12. Rule 22c-2 Customer Information Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and A I M Investment Services, Inc. (now known as Invesco Investment Services, Inc.), dated March 15, 2007.

13. Rule 22c-2 Customer Information Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and A I M Investment Services, Inc. (now known as Invesco Investment Services, Inc.), dated March 15, 2007.

14. Shareholder Services Agreement (Rule 12b-1 Plan Related Agreement) (AIM Value Fund now known as AIM Charter Fund) between A I M Distributors, Inc. (now known as Invesco Distributors, Inc.), and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 28, 2007.

15. Shareholder Services Agreement (Rule 12b-1 Plan Related Agreement) (AIM Value Fund now known as AIM Charter Fund) between A I M Distributors, Inc. (now known as Invesco Distributors, Inc.), and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 28, 2007.

16. Shareholder Services Agreement (Rule 12b-1 Plan Related Agreement) (Multiple Portfolios) between A I M Distributors, Inc. (now known as Invesco Distributors, Inc.), and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 28, 2007.

17. Shareholder Services Agreement (Rule 12b-1 Plan Related Agreement) (Multiple Portfolios) between A I M Distributors, Inc. (now known as Invesco Distributors, Inc.), and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 28, 2007.

18. All other Agreements not identified on this Attachment A, which are between or among the AIM entities and the Transamerica entities who are parties to this Amendment.

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